UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2018

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 3.02	Unregistered Sales of Equity Securities.

On October 26, 2018, TPG Hotel REIT Investor, LLC, an affiliate of Procaccianti Hotel Advisors, LLC, the advisor of Procaccianti Hotel REIT, Inc. (the “Company”), completed the purchase of an aggregate of $1,500,000 in shares of Class A common stock of the Company (the “A Shares”), or 150,000 A Shares, par value $0.01 per share. Such sale was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act. No selling commissions, dealer manager fees or other organization and offering expenses are payable in connection with such sale. The Company intends to use the proceeds from the sale of securities to TPG Hotel REIT Investor, LLC to fund organizational and offering expenses payable in connection with shares purchased by non-affiliated investors in the Company’s public offering pursuant to its Registration Statement on Form S-11(SEC File No. 333-217578).

Item 8.01	Other Events.

Payment of Distributions

On October 22, 2018, the board of directors of the Company (the “Board”) authorized the payment of distributions, which were authorized to be made with funds generated by property operations, with respect to each share of Class K common stock (“K Share”) outstanding as of September 30, 2018, to the holders of record of K Shares as of the close of business on October 24, 2018. The Board determined that, with respect to the K Shares outstanding as of October 24, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since June 30, 2018, was $183,081.52, or $0.0016438356 per K Share per day. Such distributions were paid in cash to stockholders on October 25, 2018.

Amended and Restated Share Repurchase Program

On October 30, 2018, the Board approved and adopted the Amended and Restated Share Repurchase Program (“A&R SRP”), which will be effective thirty days following the filing of this Current Report on Form 8-K.

The A&R SRP provides that (i) the Company will not repurchase in excess of 5.0% of the weighted average number of K Shares, shares of K-I common stock (“K-I Shares”) and shares of K-T common stock (“K-T Shares”) outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap) and (ii) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds the Company receives from the sale of K Shares, K-I Shares and K-T Shares under its distribution reinvestment plan and any other operating funds authorized by the Board, if any, in the Board’s sole discretion.

In the event the Company cannot repurchase all shares presented for repurchase in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares it may repurchase, the Company would give first priority to the repurchase of deceased stockholders’ shares. The Company would next give priority to (i) requests of stockholders with “qualifying disabilities” (as defined in the A&R SRP), and in the discretion of the Board, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less shares at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws a request pursuant to the terms of the SRP.

Repurchases of the K Shares, K-I Shares and K-T Shares will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to five business days prior to the Repurchase Date.

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a purchase price per share equal to 100% of the most recent net asset value per share of the K Shares, K-I Shares and K-T Shares, as applicable. Shares repurchased in connection with a stockholder’s bankruptcy or other exigent circumstance, in the sole discretion of the Board, within one year from the purchase date will be repurchased at a price per share as if the stockholder held the shares for one year. All other repurchase requests will generally be repurchased at a price per share equal to the most recent net asset value of such share class less the applicable holding period discount, as provided in the A&R SRP. Notwithstanding the foregoing, pursuant to securities laws and regulations, at any time the Company is engaged in an offering, the repurchase amount shall never be more than the current offering price of such shares.

The material terms of the A&R SRP are qualified by their entirety by the Amended and Restated Share Repurchase Program included as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Share Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: October 31, 2018	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer